June 17, 2005

<<Financial Rep Name>>

<<Street Address 1>>

<<Street Address 2>>

<<City, State Zip>>

Re: Disbursements from Property Sales

Dear <<Financial Rep Name>>:

We are pleased to announce that the general partners anticipate making distributions of net proceeds from the sale of certain properties owned by the Wells funds in which your clients have invested. Enclosed for your reference is a sample of our communication being sent to your clients.

The following Wells funds will be participating in the distribution, which is scheduled to take place in the fourth quarter of 2005:

Wells Fund III, L.P. Wells Fund IX, L.P.

Wells Fund IV, L.P. Wells Fund X, L.P.

Wells Fund VI, L.P. Wells Fund XI, L.P.

Wells Fund VII, L.P. Wells Fund XII, L.P.

Wells Fund VIII, L.P. Wells Fund XIII, L.P.

In strict accordance with the partnership agreements, distributions will be made to limited partners of record as of June 30, 2005. Under the partnership agreements, transfers of units are effective on the first day of the quarter following receipt of the request. Therefore, all transfers or secondary market sales must be completed prior to July 1, 2005, to become eligible for this distribution.

Examples:

  If your client is in the process of completing a sale of limited partnership units on the secondary market, and should the transaction be completed prior to July 1, 2005, the new limited partner will receive the distribution of net sale proceeds.
  If your client is in the process of purchasing units on the secondary market, the transaction must be completed prior to July 1, 2005, in order for him/her to participate in this distribution.

Please note that the amounts to be received by each limited partner cannot be determined at this time, as the limited partners of record have not been finalized. However, in accordance with the terms of the partnership agreements, the general partners will not be receiving any sale proceeds at this time.

Over the next 30-60 days, we will inform you and your clients of the limited partners who are and are not eligible for this distribution, the estimated amounts of your clients' distributions, and the various means for receiving funds. This will give you an opportunity to determine your clients' current financial situation and whether or not you wish to advise your clients regarding additional investment opportunities or to ask for a cash distribution.

For your convenience, we have enclosed a list of your clients who have received this letter of notification, including the funds in which they are invested, their account numbers, number of units owned, and their telephone numbers.

Should you have any questions, please feel free to call us at 800-557-4830 or send us an e-mail at clientservices@wellsref.com. Thank you for your support of Wells.

Enthusiastically,

/s/ Stephen G. Franklin, PhD.

Stephen G. Franklin, Ph.D.

Chief of Sales and

New Business Development Officer

Enclosures

This correspondence may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Factors that could contribute to such differences include, but are not limited to, changes in general economic and business conditions, transaction costs and prices, industry trends, changes in government rules and regulations (including changes in tax laws) and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.